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                                                                  EXHIBIT (8)(e)

                                 AMENDMENT NO. 9
                                     To The
                             PARTICIPATION AGREEMENT
                                      Among
                        VAN KAMPEN LIFE INVESTMENT TRUST,
                             VAN KAMPEN FUNDS INC.,
                        VAN KAMPEN ASSET MANAGEMENT INC.,
                                       And
                  AMERICAN GENERAL LIFE INSURANCE COMPANY, AND
                       AMERICAN GENERAL DISTRIBUTORS, INC.

     WHEREAS, American General Life Insurance Company (the "Company"), and American General Distributors, Inc. ("AGDI"), Van Kampen Life Investment Trust ("Fund"), Van Kampen Funds Inc. ("Underwriter") and Van Kampen Asset Management Inc. ("Adviser") have previously entered into a Participation Agreement dated January 24, 1997 ("Agreement"); and

     WHEREAS, American General Equity Services Corporation ("AGESC") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of the Company and AGDI;

     WHEREAS, the Company and AGESC have entered into a Distribution Agreement, dated October 1, 2002, which sets forth AGESC's duties as distributor of the Contracts and replaces the Distribution Agreement between AGL and AGDI;

     WHEREAS, AGDI desires that AGESC replace AGDI as a party to the Agreement;

     NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     1. Effective on the date of the Distribution Agreement between AGL and AGESC, indicated herein, AGESC will replace AGDI as a party to the Agreement. All the duties and responsibilities of AGDI shall become the duties and responsibilities of AGESC.

     2. All capitalized terms used in this Amendment No. 9 shall have the meaning assigned in the Agreement. Except as set forth in this Amendment No. 9, no other modifications or changes are made to the Agreement.

     3. This Amendment No. 9 may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will be deemed one and the same document.

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     IN WITNESS WHEREOF, each of the parties have caused this Amendment No. 9 to be executed in their names and on their behalf and through their duly authorized offices, as of this 1st day of October, 2002.


AMERICAN GENERAL LIFE INSURANCE COMPANY


_________________________________
By:           Title:



AMERICAN GENERAL EQUITY SERVICES CORPORATION


_________________________________
By:           Title:



VAN KAMPEN LIFE INVESTMENT TRUST


_________________________________
By:           Title:



VAN KAMPEN FUNDS INC.


_________________________________
By:           Title:


VAN KAMPEN ASSET MANAGEMENT INC.


_________________________________
By:           Title: